                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       American President Companies, Ltd.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

- --------------------------------------------------------------------------------

[LOGO]
- --------------------------------------------------------------------------------

AMERICAN PRESIDENT COMPANIES, LTD.
- --------------------------------------------------------------------------------

1111 Broadway
Oakland, California
94607 U.S.A.

                         NOTICE OF 1995 ANNUAL MEETING
                              AND PROXY STATEMENT

                                                  Annual Meeting of Stockholders
                                                                     May 2, 1995

                       AMERICAN PRESIDENT COMPANIES, LTD.
                                 1111 BROADWAY
                               OAKLAND, CA 94607

                                                                  March 31, 1995

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of American President Companies, Ltd., which will be held on Tuesday, May 2, 1995, beginning at 10:00 A.M., at the Company's headquarters, 1111 Broadway, Oakland, California.

    The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

    After reading the Proxy Statement, please mark, sign, date and return, at an early date, the enclosed proxy in the enclosed prepaid envelope to ensure that your shares will be represented.

    A copy of the Company's 1994 Annual Report to Stockholders is also enclosed.

    The Board of Directors and management look forward to seeing you at the meeting.

                                          Sincerely,

                                          John M. Lillie
                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                          AND CHIEF EXECUTIVE OFFICER

                       AMERICAN PRESIDENT COMPANIES, LTD.
                                 1111 BROADWAY
                               OAKLAND, CA 94607

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 1995

    The Annual Meeting of Stockholders of American President Companies, Ltd. (the "Company") will be held at the Company's headquarters, 1111 Broadway, Oakland, California, on Tuesday, May 2, 1995, beginning at 10:00 A.M., for the following purposes:

    1.  To elect three Class III directors to hold office until 1998.

    2. To approve an amendment to the Company's Certificate of Incorporation to provide that the number of directors shall be determined by the Board of Directors, subject to the requirement that there be at least three directors and to any other limitations provided in the bylaws.

    3.  To approve the adoption of the 1995 Stock Bonus Plan.

    4. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for fiscal year 1995.

    5. To transact such other business as may properly come before the meeting and any adjournment thereof.

    The Board of Directors has fixed the close of business on March 1, 1995, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the meeting will be available for inspection at the time and place of the Annual Meeting and, during the ten days prior to the meeting, at the Company's executive offices at 1111 Broadway, Oakland, California.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                          Maryellen B. Cattani
                                          EXECUTIVE VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY
March 31, 1995

                       AMERICAN PRESIDENT COMPANIES, LTD.
                                 1111 BROADWAY
                               OAKLAND, CA 94607

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American President Companies, Ltd., a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held on May 2, 1995, and any adjournment thereof. The shares represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. A stockholder who has given a proxy may revoke it by voting in person at the meeting, by giving written notice of revocation to the Secretary of the Company or by giving a later dated proxy at any time before voting. On the matters coming before the meeting as to which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is so specified, the shares will be voted FOR the election of the three nominees for director listed in this Proxy Statement and FOR the proposals referred to in items 2, 3 and 4 in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement.

    Holders of the Company's Common Stock and 9% Series C Cumulative Convertible Preferred Stock, par value $.01 per share ("Series C Preferred Stock"), of record at the close of business on March 1, 1995, will be entitled to notice of and to vote on all matters presented at the Annual Meeting. On such date, the Company had outstanding 27,323,728 shares of Common Stock and 1,500,000 shares of Series C Preferred Stock. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Series C Preferred Stock is entitled to approximately 2.641 votes. The Common Stock and Series C Preferred Stock will vote together with respect to all matters submitted to the stockholders at the Annual Meeting. See "Certain Beneficial Ownership of Securities--Voting of Shares by Certain Stockholders" for additional information concerning the voting of the shares of Series C Preferred Stock.

    Directors are elected by a plurality vote. The approval of the proposed amendment to the Company's Certificate of Incorporation will require the affirmative vote of at least 75% of the shares entitled to vote in the election of directors, voting as one class. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. Broker non-votes and other circumstances in which proxy authority has been withheld will have the same effect as negative votes on the proposed amendment to the Company's Certificate of Incorporation but will have no effect on the approval of any other matter submitted for stockholder approval at the Annual Meeting.

    The Company will bear the cost of printing and mailing proxy materials, including the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of Common Stock. In addition to solicitation by mail, solicitation may be made by certain directors, officers and other employees of the Company in person, by telephone or by other means. No additional compensation will be paid for such solicitation. Morrow & Co., Inc. has been retained to assist in the solicitation of proxies for a fee of approximately $6,500 plus expenses.

    This Proxy Statement and a form of proxy are being mailed to stockholders commencing on or about March 31, 1995. A copy of the Company's Annual Report to Stockholders containing financial statements for the fiscal year ended December 30, 1994 accompanies this Proxy Statement.

                             ELECTION OF DIRECTORS

    The Company has three classes of directors with staggered three-year terms. Class I consists of three directors, Class II consists of five directors and Class III currently consists of four directors. Three Class III directors are to be elected at the Annual Meeting for terms which continue until the 1998 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until retirement in accordance with the Retirement Plan for Directors (as described below). Subject to stockholder approval of proposal 2, the number of directors constituting the Board of Directors of the Company shall be reduced to eleven.

    All three Class III nominees have been recommended by the Board of Directors for election as directors. All of the Class III nominees are presently members of the Board of Directors of the Company. The Board of Directors knows of no reason why any of the nominees will be unable to serve. In the event that any nominee becomes unable or declines to serve, the proxies may be voted for the balance of those named and for such other nominee or nominees as the Board may select.

INFORMATION WITH RESPECT TO NOMINEES AND DIRECTORS

    Set forth below are the names and ages of the nominees for Class III director and the continuing directors of Class I and Class II, their principal occupations at present and for the past five years and certain directorships held by each. The terms of the continuing Class I and the Class II directors expire in 1996 and 1997, respectively. Mr. Will M. Storey has advised the Board that he intends to retire from the Company during 1995 and does not wish to be nominated for re-election to the Board as a Class III director. The Company presently intends to reduce the number of directors who are employees of the Company as current employee directors retire or otherwise leave the Board.

CLASS III--NOMINEES FOR DIRECTOR

[PHOTO]             JOHN  H. BARR (AGE 65).   Mr. Barr became  a director of the
                    Company in July 1983. He is a real estate developer of industrial parks.(a)

[PHOTO] JOHN M. LILLIE (AGE 58). Mr. Lillie became Chairman of the Board and Chief Executive Officer of the Company in January 1992. He became a director in January 1990 and President of the Company in August 1990. He was also Chief Operating Officer from August 1990 to January 1992. From May 1989 to August 1990 he was a general partner of Sequoia Associates, a private investment firm. From April 1985 to April 1986 he was President and Chief Executive Officer and from April 1986 to April 1989 Chief Executive Officer and Chairman of the Board of Lucky Stores, Inc. Mr. Lillie is also a director of The Gap, Inc., Vons Inc., and a trustee of Stanford University.(b)

[PHOTO] TONI REMBE (AGE 58). Ms. Rembe has been a director of the Company since October 1993. She has been a partner in the law firm of Pillsbury Madison & Sutro since 1971, where she is managing partner of the firm's Tax Group and a former member of the Executive Committee. She is also a director of Pacific Telesis Group, Potlatch Corporation and Transamerica Corporation, and a Trustee of Van Loben Sels Foundation and the American Conservatory Theater.(c)(d)
CLASS I--DIRECTORS

[PHOTO] TULLY M. FRIEDMAN (AGE 53). Mr. Friedman was elected as a director of the Company in April 1994. Mr. Friedman has been a general partner of Hellman & Friedman, a San Francisco-based investment firm, since 1984. Mr. Friedman is also a director of Levi Strauss Associates, Inc., Mattel, Inc., McKesson Corporation, Falcon Cable TV, Inc., MobileMedia, and Western Wireless Corporation.(c)

[PHOTO] JOJI HAYASHI (AGE 55). Mr. Hayashi has been President and Chief Executive Officer of American President Lines, Ltd. since May 1990. He served as Vice Chairman of the Board of the Company from January 1989 to May 1990. Prior to that, he was Executive Vice President and Chief Operating Officer of the Company from January 1987 to January 1989. He has been a director of the Company since July 1983.

[PHOTO] G. CRAIG SULLIVAN (AGE 54). Mr. Sullivan was elected as a director of the Company in April 1994. Mr. Sullivan has been the Chairman of the Board and Chief Executive Officer of The Clorox Company since July 1, 1992. Prior to that, he was The Clorox Company's Vice Chairman and Chief Executive Officer (May-June, 1992); Group Vice President (1989-1992); Vice President-Household Products (1984-1989); and Vice President-Food Service Products Division (1981-1984). He joined The Clorox Company in 1971.(a)

CLASS II--DIRECTORS

[PHOTO] CHARLES S. ARLEDGE (AGE 59). Mr. Arledge became a director of the Company in July 1983. Mr. Arledge is a partner of Signal Ventures, a private investment firm. He was Vice President, Strategic Planning of Aerojet-General Corporation from 1986 to 1989. From 1983 to 1986, Mr. Arledge was Senior Vice President, Corporate Development and Planning of The Signal Companies, Inc. He is also a director of Wahlco Environmental Systems, Inc.(c)(d)

[PHOTO] F. WARREN HELLMAN (AGE 60). Mr. Hellman became a director of the Company in November 1988. He is a general partner of Hellman & Friedman, a San Francisco-based investment firm. Mr. Hellman is also a director of Williams-Sonoma, Inc., Levi Strauss Associates, Inc., Great American Management and Investment, Inc., Eagle Industries, Inc., Franklin Resources, Inc., Falcon Building Products, Inc. and numerous private companies.(a)(b)

[PHOTO] TIMOTHY J. RHEIN (AGE 53). Mr. Rhein has been a director of the Company since July 1990. He has been President and Chief Executive Officer of APL Land Transport Services, Inc. since May 1990. Mr. Rhein served as President and Chief Operating Officer of American President Lines, Ltd. from January 1987 to May 1990.

[PHOTO] FORREST N. SHUMWAY (AGE 68). Mr. Shumway became a director of the Company in August 1987. He retired as Vice Chairman of the Board of Allied-Signal Inc. in December 1987, a position he had held since 1985. He was Chief Executive Officer and Chairman of the Board of The Signal Companies, Inc. from 1968 and 1980, respectively, until the 1985 merger of The Signal Companies, Inc. into Allied-Signal Inc. Mr. Shumway is also a director of First Interstate Bancorp, Transamerica Corporation, The Clorox Company and Aluminum Company of America.(a)(b)(d)

[PHOTO] BARRY L. WILLIAMS (AGE 50). Mr. Williams became a director of the Company in July 1983. He is President of Williams Pacific Ventures Inc., a venture capital and real estate investment and consulting firm. He was President of C. N. Flagg Power Inc., a construction services company, until its sale in July 1992, and was a Managing Principal of Bechtel Investments, Inc. until May 1987. He is also a director of Pacific Gas and Electric Company, Technology MLPI Corp., Teknekron Communications Systems, Inc. and Simpson Manufacturing Company, Inc.(c)(d)
- ------------------------
(a) Member of the Compensation Committee
(b) Member of the Executive Committee
(c) Member of the Audit Committee
(d) Member of the Nominating Committee

CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

    The Company has standing audit, compensation, executive and nominating committees of the Board of Directors.

    The Audit Committee assists the Board in matters relating to accounting. The Audit Committee receives from, and reviews with, the Company's independent auditors the annual report of such auditors; reviews with the independent auditors the scope of the succeeding annual audit; nominates the independent auditors to be selected each year by the Board; reviews consulting services rendered by the Company's independent auditors and evaluates the possible effect on the auditors' independence of performing such services; ascertains the existence of adequate internal accounting and control systems; and reviews with management and the Company's independent auditors current and emerging accounting and financial reporting requirements and practices affecting the Company. The Audit Committee held five meetings during 1994.

    The Compensation Committee determines or reviews and passes upon management's recommendations with respect to executive compensation, bonuses, incentive stock awards and stock option grants and other compensation plans. The Compensation Committee held five meetings during 1994.

    The Executive Committee, subject to the ultimate direction and control of the Board of Directors, exercises all of the powers of the Board in the management of the business and affairs of the Company during the intervals between meetings of the Board. The Executive Committee held no meetings during 1994.

    The Nominating Committee makes recommendations to the Board with respect to the number of directors to serve on the Board, reviews potential candidates for director and recommends nominees for election as director. The Nominating Committee held one meeting during 1994. Any stockholder may recommend director nominees to the Nominating Committee by writing to the Secretary of the Company not less than 30 nor more than 60 days prior to any stockholders' meeting called for the election of directors. Submissions should include the full name, age, business and residence addresses of the proposed nominee and a statement of the nominee's qualifications, including the nominee's principal occupation and employment during the last five years, and the number of shares of the Company's Common Stock owned by the nominee.

    Seven meetings of the Board of Directors were held during 1994. During 1994, each of the directors, except Mr. Sullivan, attended 75% or more of the aggregate number of meetings of the Board and of the committees on which such director served which were held during the period of such director's service.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth, as of December 31, 1994, the number of shares of Common Stock and Series C Preferred Stock beneficially owned by the directors and nominees named above, the executive officers listed in the Summary Compensation Table and the directors and executive officers of the Company as a group. Except as otherwise indicated, and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective individuals and contained in the Company's records.

                                                                          NUMBER OF SHARES                     PERCENT OF
                                                              CLASS OF      BENEFICIALLY       PERCENT OF        VOTING
NAME                                                            STOCK         OWNED(1)          CLASS(2)     SECURITIES(2)
- ------------------------------------------------------------  ---------  -------------------   -----------   --------------
Joji Hayashi................................................  Common               40,899        *               *
John M. Lillie..............................................  Common              419,376(3)        1.5%             1.3%
James S. Marston............................................  Common               34,243        *               *
Timothy J. Rhein............................................  Common               16,321        *               *
Will M. Storey..............................................  Common               60,000        *               *
Charles S. Arledge..........................................  Common               11,450        *               *
John H. Barr................................................  Common               37,332        *               *
Tully M. Friedman...........................................  Common               67,200(4)     *
                                                              Series C                                            12.9%
                                                              Preferred         1,500,000(4)      100%
F. Warren Hellman...........................................  Common               74,532(4)     *
                                                              Series C                                            12.9%
                                                              Preferred         1,500,000(4)      100%
Toni Rembe..................................................  Common                4,333        *               *
Forrest N. Shumway..........................................  Common               13,332        *               *
G. Craig Sullivan...........................................  Common                1,000        *               *
Barry L. Williams...........................................  Common                  666        *               *
All directors and executive officers as a group
                                                              Common              848,414         3.1%
 (17 persons including the 13 named above)..................
                                                              Series C
                                                              Preferred         1,500,000         100%            15.4%

* Less than 1%.
- ------------------------
(1) Includes shares of Common Stock which may be acquired pursuant to the exercise of options exercisable on December 31, 1994 or within 60 days thereafter, as follows: Mr. Hayashi, 33,084; Mr. Lillie, 403,376; Mr. Marston, 19,760; Mr. Rhein, 10,167; Mr. Storey, 60,000; Mr. Arledge, 7,332; Mr. Barr, 7,332; Mr. Hellman, 7,332; Ms. Rembe, 3,333; Mr. Shumway,
      7,332; Mr. Williams, 666; and all directors and executive officers as a group, 689,346. Also includes shares attributable to accounts under the Company's SMART Plan as of December 31, 1994, as follows: Mr. Hayashi, 1,661; Mr. Marston, 957; and all directors and executive officers as a group, 4,145.

(2) Each share of Series C Preferred Stock is entitled to approximately 2.641 votes. All percentages are given as of March 1, 1995, based on 27,323,728 shares of Common Stock and 1,500,000 shares of Series C Preferred Stock outstanding.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(CONTINUED FROM PREVIOUS PAGE)

(3) Includes 6,000 shares owned by Mr. Lillie's two adult children. Mr. Lillie disclaims beneficial ownership of such shares.

(4)   Includes  an aggregate of 67,200 shares of  Common Stock held by Hellman &
      Friedman Capital  Partners, a  California Limited  Partnership, Hellman  &
      Friedman  Capital Partners  International (BVI) and  H&F Redwood Partners,
      L.P. and an  aggregate of  1,500,000 shares  of Series  C Preferred  Stock beneficially  owned by Hellman  & Friedman Capital  Partners, a California
      Limited Partnership,  Hellman &  Friedman Capital  Partners  International
      (BVI),  APC Partners, L.P., and H&F Redwood Partners, L.P. Messrs. Hellman
      and Friedman are directors and officers  of each of the corporate  general
      partners   of  such  partnerships.  Messrs.   Hellman  and  Friedman  each
      beneficially owns 50%  of the  stock of  each such  corporation and  share investment and voting power with respect to the shares of Common Stock and
      Series  C Preferred  Stock held  by the  above-named partnerships.  At the
      Annual Meeting, the Series C Preferred  Stock will vote together with  the
      Common  Stock on all matters submitted  to the stockholders. Each share of
      Series C Preferred  Stock is  entitled to approximately  2.641 votes.  See
      "Certain  Beneficial Ownership of Securities--Voting  of Shares by Certain
      Stockholders." Messrs. Hellman and Friedman disclaim beneficial  ownership of these shares. Messrs. Hellman's and Friedman's address is c/o Hellman &
      Friedman, One Maritime Plaza, 12th Floor, San Francisco, CA 94111.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

    Information is set forth below as to the compensation awarded to, earned by or paid to the Chief Executive Officer of the Company, each of the four most highly compensated executive officers of the Company, other than the Chief Executive Officer, and the Company's directors for services rendered to the Company and its subsidiaries during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                     ----------------------------------------
                                                                                                 PAYOUTS
                                        ANNUAL COMPENSATION                AWARDS(1)         ----------------
                                 ---------------------------------   ---------------------      LONG-TERM
NAME AND PRINCIPAL                                   OTHER ANNUAL    SECURITIES UNDERLYING      INCENTIVE          ALL OTHER
 POSITION                  YEAR   SALARY    BONUS    COMPENSATION           OPTIONS          PLAN PAYOUTS(2)    COMPENSATION(3)
- -------------------------  ----  --------  --------  -------------   ---------------------   ----------------   ----------------
Joji Hayashi ............  1994  $365,040  $177,382      $12,220              32,000              $     0            $22,977
 President and Chief       1993  $351,000  $243,252      $ 2,302              63,250              $73,440            $22,430
 Executive Officer of      1992  $337,500  $240,469      $ 1,114              15,250              $     0            $21,119
 American President
 Lines, Ltd.
John M. Lillie ..........  1994  $575,950  $294,598      $ 2,248              44,000              $     0            $34,557
 Chairman of the Board,    1993  $553,800  $403,997      $   294              85,870              $75,000            $33,867
 President and Chief       1992  $532,500  $399,375      $   127              19,870              $     0            $31,950
 Executive Officer
James S. Marston ........  1994  $291,200  $134,050      $12,961              22,000              $     0            $19,170
 Senior Vice President     1993  $280,000  $183,834      $ 1,761              43,620              $61,200            $18,587
 and Chief Information     1992  $269,000  $181,575      $ 1,868              10,620              $94,500            $17,389
 Officer
Timothy J. Rhein ........  1994  $365,040  $177,382      $13,809              32,000              $     0            $22,847
 President and Chief       1993  $351,000  $243,252      $ 2,073              63,250              $73,440            $22,313
 Executive Officer of      1992  $337,500  $240,469      $   845              15,250              $30,000            $21,006
 APL Land Transport
 Services, Inc.
Will M. Storey ..........  1994  $365,040  $177,382      $   767                   0              $     0            $21,902
 Executive Vice            1993  $351,000  $243,252      $    81              48,000              $     0            $21,465
 President,
 Chief Financial Officer   1992  $337,500  $240,469      $    14                   0              $     0            $20,250
 and Treasurer

- ------------------------
(1)  No restricted stock awards were made in the last three fiscal years.

(2) Amounts shown with respect to 1993 represent payments under the 1990 bonus program, which contained a provision allowing current employees to earn all or a portion of their annual target bonuses that were not paid with respect to 1990, if the Company achieved certain cumulative net income targets for fiscal years 1991 through 1993. Amounts shown with respect to 1992 represent cash settlements of vested stock units awarded in 1987 under the Company's 1987 Contingent Management Incentive Plan.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(CONTINUED FROM PREVIOUS PAGE)
(3) During fiscal year 1994, the Company paid premiums on life insurance for Messrs. Hayashi, Marston and Rhein in the amount of $1,075, $1,698 and $945, respectively; made matching contributions under the Company's SMART
     Plan for Messrs. Lillie, Rhein and Storey of $9,000, $9,000 and $9,000, respectively; and made matching contributions under the Company's 1988
     Deferred Compensation Plan for Messrs. Hayashi, Lillie, Marston, Rhein  and
     Storey of $21,902, $25,557, $17,472, $12,902, and $12,902, respectively.

    Information is provided below with respect to all stock option grants to and exercises by the five executive officers named in the Summary Compensation Table during fiscal year 1994.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                     INDIVIDUAL GRANTS
                                               -------------------------------------------------------------
                                                NUMBER OF         % OF TOTAL
                                               SECURITIES          OPTIONS
                                               UNDERLYING         GRANTED TO                                   GRANT DATE
                                                 OPTIONS          EMPLOYEES      EXERCISE PRICE   EXPIRATION    PRESENT
NAME                                           GRANTED(1)       IN FISCAL YEAR    PER SHARE(1)       DATE       VALUE(2)
- ---------------------------------------------  -----------      --------------   --------------   ----------  ------------
Joji Hayashi.................................   32,000(3)              2.4%           $22.375       7/26/03       $358,400
John M. Lillie...............................   44,000(3)              3.2%           $22.375       7/26/03       $492,800
James S. Marston.............................   22,000(3)              1.6%           $22.375       7/26/03       $246,400
Timothy J. Rhein.............................   32,000(3)              2.4%           $22.375       7/26/03       $358,400
Will M. Storey...............................        0                --               --            --           --

- ------------------------
(1) All options were granted above fair market value. During fiscal year 1994, no stock appreciation rights were awarded to any executive officer.

(2) "Grant Date Present Values" were determined based upon the Black-Scholes option pricing model. These are estimated values based upon the following arbitrary assumptions: stock price volatility calculated using daily stock prices for the 18-month period prior to the grant date; a risk-free rate of return equivalent to the interbank borrowing rate applicable to borrowings having a term equal to the remaining term of the option; exercise on the option expiration date; and a future dividend yield of 1.8%. The actual value, if any, that an executive ultimately realizes upon the exercise of an option will be the difference between the market price of the underlying shares and the option exercise price on the date of exercise.

(3) These options become exercisable in installments after July 27, 1995, based upon achievement of specified targets for appreciation in the value of the Company's Common Stock. See "Compensation Committee Report on Executive Compensation." On July 27, 1998, the options will vest as to 60% of the covered shares if not otherwise vested, and on July 27, 2002, the options will vest as to the remaining 40% if not otherwise vested. In addition, the options will vest in full upon a "change in control" with respect to the Company (as defined in the 1989 Stock Incentive Plan). For purposes of that Plan, the term "change in control" means that (a) any change in control occurs which would have to be disclosed in the Company's proxy statement under the rules of the Securities and Exchange Commission, (b) any person is or becomes the beneficial owner, directly or indirectly, of at least 20% of the combined voting power of the Company's outstanding securities, except by reason of a repurchase by the Company of its own securities, or
     (c) a change in the composition of the Board of Directors occurs as a result of which fewer than two-thirds of the incumbent directors are directors who either had been directors of the Company 24 months prior to such change or were elected or nominated for election to the Board with the approval of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                   NUMBER OF
                                                                  SECURITIES           VALUE OF
                                                                  UNDERLYING         UNEXERCISED
                                                                  UNEXERCISED        IN-THE-MONEY
                                                               OPTIONS AT FISCAL      OPTIONS AT
                                       SHARES                      YEAR-END        FISCAL YEAR-END
                                    ACQUIRED ON      VALUE       EXERCISABLE/        EXERCISABLE/
NAME                                  EXERCISE      REALIZED     UNEXERCISABLE      UNEXERCISABLE
- ----------------------------------  ------------   ----------  -----------------   ----------------
Joji Hayashi......................           0     $        0         22,917/         $  234,971/
                                                                      95,251          $  331,674
John M. Lillie....................      59,740     $1,206,378        390,129/         $5,675,807/
                                                                     129,871          $  448,724
James S. Marston..................           0     $        0         12,680/         $  137,595/
                                                                      65,620          $  228,925
Timothy J. Rhein..................      37,385     $  694,700              0/         $        0/
                                                                      95,251          $  331,674
Will M. Storey....................      40,000     $  772,640         60,000/         $  866,250/
                                                                      48,000          $  138,000

PENSION PLAN TABLE

    The following table illustrates the approximate retirement income (including the supplemental benefit under the Company's Excess-Benefit Plan) which may become payable under the American President Companies, Ltd. Retirement Plan (the "Retirement Plan") to an employee credited with the number of years of service shown, assuming that benefits commence at age 65 and are payable in the normal form (generally a joint and 50% survivor benefit).

                            ANNUAL RETIREMENT INCOME

                                            YEARS OF SERVICE
     5-YEAR AVERAGE       ----------------------------------------------------
   ANNUAL COMPENSATION       15         20         25         30         35
   -------------------    --------   --------   --------   --------   --------
          $400,000        $120,000   $160,000   $180,000   $200,000   $200,000
          $500,000        $150,000   $200,000   $225,000   $250,000   $250,000
          $600,000        $180,000   $240,000   $270,000   $300,000   $300,000
          $700,000        $210,000   $280,000   $315,000   $350,000   $350,000
          $800,000        $240,000   $320,000   $360,000   $400,000   $400,000
          $900,000        $270,000   $360,000   $405,000   $450,000   $450,000
        $1,000,000        $300,000   $400,000   $450,000   $500,000   $500,000
        $1,100,000        $330,000   $440,000   $495,000   $550,000   $550,000
        $1,200,000        $360,000   $480,000   $540,000   $600,000   $600,000

    The amounts shown in the table are subject to adjustment for Social Security benefits. The credited years of service of the executive officers of the Company named in the Summary Compensation Table are as follows: Mr. Hayashi, 26 years; Mr. Lillie, 4 years; Mr. Marston, 7 years; Mr. Rhein, 27 years; and Mr. Storey, 4 years. The compensation covered by the Retirement Plan and Excess-Benefit Plan was $428,904, $677,319, $340,034, $428,904 and $421,560, for Messrs. Hayashi,
Lillie, Marston, Rhein and Storey, respectively, during 1994. Covered compensation for any year is equal to the sum of the employee's annual salary rate on June 1 and any cash bonus that the employee receives or defers during the year. However, the compensation on which retirement income would be determined is different from such amount because benefits are based upon a five-year average of the employee's compensation. See also "Employment Contracts, Termination of Employment and Change-in-Control Arrangements and Certain Transactions."

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company receive an annual retainer of $24,000, a fee of $1,000 per meeting when attending Board or stockholder meetings and an additional fee of $850 for each committee meeting attended. The Chairpersons of the Company's Audit and Compensation Committees each receive an annual retainer of $3,000. All directors are reimbursed for their reasonable expenses incurred in connection with the Company's business. Under a deferred compensation plan, a director can elect to defer receipt of compensation earned as a director. Deferred amounts, together with interest, become payable over a period of up to 10 years commencing at the time specified by the director when the election to defer compensation is made.

    Under the Retirement Plan for Directors of American President Companies, Ltd. (the "Retirement Plan for Directors"), directors who have never been employees of the Company are eligible to receive an unfunded benefit if they complete five years of service as a director or if they attain age 70 or become permanently and totally disabled while serving as a director. The benefit is equal to the amount of the annual retainer paid by the Company to its directors, as adjusted during the period that the retired director is receiving the benefit, and is paid for a period equal to the lesser of 10 years or one year for each full or partial year of service as a director. A reduced benefit for a director's surviving spouse is provided in the event that the director dies before retirement or dies after retirement but before expiration of his or her benefit. In addition, the Retirement Plan for Directors provides for mandatory retirement of a director not later than the date of the annual meeting of stockholders of the Company coinciding with or next following his or her 70th birthday (72nd birthday for individuals who were directors on September 15, 1992).

    Under the 1992 Directors' Stock Option Plan, directors who have never been Company employees receive options to purchase 10,000 shares of Common Stock upon election or appointment to the Board of Directors, and all non-employee directors receive annual grants of options to purchase 2,000 shares of Common Stock. These options have exercise prices equal to the fair market value of the Company's Common Stock on the grant date. They vest in three equal annual installments and, if held for at least six months, vest in full upon the non-employee director's retirement, death or disability or a change in control of the Company. As provided in the plan, Messrs. Arledge, Barr, Hellman, Shumway and Williams, and Ms. Rembe, each received options to purchase 2,000 shares, and Messrs. Friedman and Sullivan each received options to purchase 10,000 shares, of Common Stock in fiscal year 1994.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS AND CERTAIN TRANSACTIONS

    Mr. Lillie is employed at an annual salary of not less than $575,950 under an employment agreement that expires when he reaches age 62. The agreement may be terminated by the Company for cause upon 30 days' notice or for any reason upon six months' notice. The agreement may be terminated by Mr. Lillie for any reason upon six months' notice. While the agreement remains in effect, Mr. Lillie is entitled to receive his salary and to participate in the employee benefit and compensation plans maintained by the Company. If the Company terminates Mr. Lillie's employment without cause, 150% of his base salary and participation in all insurance and similar plans will continue for three years (but not beyond age 62), and this period will be counted as employment with the Company for purposes of determining the termination date of options, vesting under the Company's executive compensation programs, including the 1989 Stock Incentive Plan, and calculation of a supplemental retirement benefit.

    The agreement with Mr. Lillie also provides that he will receive a minimum pension upon retirement at age 62 equal to 40% of his highest five-year average annual compensation (subject to adjustment for Social Security benefits). Any difference between this amount and Mr. Lillie's benefit under the Company's retirement program will be made up on an unfunded basis. If he retires before age 62, this minimum pension will be proportionately reduced.

    In the event of a change in control with respect to the Company (as defined below), Mr. Lillie's contract provides that he may resign within one year after such change and may elect to receive either the continuation of 150% of base salary and benefits as described above for three years (but not beyond age 62) or a lump sum severance benefit equal to 150% of his annual base salary at its most recent rate times three (or the number of years remaining to age 62, if less). If Mr. Lillie's employment is terminated for any reason at any time following a change in control, or if he resigns within one year after being removed as Chief Executive Officer or any other material change in his responsibilities or the relocation of his place of employment by over 20 miles, he may also elect to receive either the lump sum severance benefit or the continuation of 150% of base salary and other benefits as described above for three years (but not beyond age 62). (150% of base salary is utilized because bonuses and other forms of supplemental compensation are not taken into account in computing the amount of the severance benefit.) Currently, if Mr. Lillie's employment terminated after a change in control, or if he elected to resign under the circumstances specified above, the value of the lump sum severance benefit would be approximately $2,591,775. Alternatively, he could elect to continue receiving 150% of his base salary, plus insurance and similar benefits with an annual value of approximately $12,771 and vesting under executive compensation programs for three years, and to receive a supplemental retirement benefit upon retirement of $8,060 payable monthly for life, and a reduced benefit for his surviving spouse. Any stock options or other incentive awards that Mr. Lillie holds at the time of a change in control will immediately become vested.

    If the Company terminates Mr. Lillie's active employment because he becomes disabled, he will receive a supplemental disability benefit until age 62 equal to 67% of his base salary, reduced by any other disability benefits (including statutory benefits) to which he is entitled. The agreement with Mr. Lillie also provides that the Company will compensate him for any amounts that he does not receive as a result of any provision in any plan or agreement limiting payments which are nondeductible by the Company for federal income tax purposes on account of Internal Revenue Code provisions relating to golden parachute payments.

    For purposes of Mr. Lillie's employment agreement, the term "change in control" is defined as the occurrence of any of the following events: (a) a change in control occurs which is required to be reported in the Company's next proxy statement under the rules of the Securities and Exchange Commission; (b) any person is or becomes the beneficial owner, directly or indirectly, of at least 20% of the combined voting power of the Company's outstanding securities, except by reason of a repurchase by the Company of its securities; or (c) a change in the composition of the Company's Board of Directors occurs as a result of which fewer than two-thirds of the incumbent directors are directors who either had been directors of the Company 24 months prior to such change or were elected or nominated with the approval of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination.

    Messrs. Hayashi, Marston, Rhein and Storey are employed at annual salaries of not less than $365,040, $291,200, $365,040 and $365,040, respectively, under employment agreements that expire when they attain age 65. These agreements may be terminated by either party for any reason upon 30 days' notice. While the agreements remain in effect, these individuals are entitled to receive their salaries and to participate in the employee benefit and compensation plans maintained by the Company. If the Company terminates their employment without cause, 147.5% of their base salaries (145% for Mr. Marston) and participation in all insurance and similar plans will continue for three years (but not beyond age 65) and the applicable period will be counted as employment with the Company for purposes of determining the termination date of options, vesting under the Company's executive compensation programs, including the 1989 Stock Incentive Plan, and calculation of a supplemental retirement benefit. In the event of such termination, Mr. Hayashi would also be credited with service for purposes of calculating the supplemental retirement benefit for a period during which he was employed by the Company in a seagoing position.

    The agreements with Messrs. Hayashi, Marston, Rhein and Storey also provide that the Company will compensate them for any amounts that they do not receive as a result of any provision in any plan or agreement limiting payments which are nondeductible by the Company for federal income tax purposes on account of Internal Revenue Code provisions relating to golden parachute payments.

    In addition, Mr. Storey's agreement provides that, if his employment with the Company terminates before he has sufficient service to vest in a benefit under the Company's Retirement Plan, he will receive an unfunded pension benefit based upon his service and the benefit formula of such plan. In addition, upon termination of his employment with the Company, Mr. Storey will be provided with health insurance coverage comparable to the coverage provided to the Company's retirees as of March 1991 and will contribute to the cost of such coverage on the same basis as retirees are contributing at the time he is receiving such coverage.

    Provisions in the agreements with Messrs. Hayashi, Marston, Rhein and Storey relating to termination of employment following a change in control are similar to the terms of Mr. Lillie's employment agreement, except that they may resign and receive a lump sum severance benefit or continuation of salary and other benefits as described above if such resignation occurs as a result of any material change in responsibilities or relocation of place of employment by over 20 miles within one year after the change in control or for any reason within a 30-day period commencing one year after the change in control. Currently, if the employment of Messrs. Hayashi, Marston, Rhein and Storey terminated after a change in control, the value of their lump sum severance benefits would be approximately $1,615,302, $1,266,720, $1,615,302 and $717,733, respectively.
Alternatively, they could elect to continue receiving 147.5% of their base salaries (145% for Mr. Marston), plus insurance and similar benefits with annual values of approximately $10,254, $4,739, $10,842 and $7,708, respectively, and vesting under executive compensation programs for the applicable periods, and to receive supplemental retirement benefits upon retirement of $2,920, $1,895, $3,621 and $3,999, respectively, payable monthly for life, and reduced benefits for their surviving spouses.

    Pursuant to the terms of the Preferred Stock Purchase Agreement between the Company and Hellman & Friedman Capital Partners ("HFCP") and Hellman & Friedman Capital Partners International (BVI) ("BVI") (HFCP and BVI being referred to together as "H&F"), dated August 3, 1988, as amended, whereby H&F acquired an aggregate of 1,500,000 shares of the Company's Series C Preferred Stock (see "Certain Beneficial Ownership of Securities"), H&F have the right to designate two persons for nomination as members of the Board of Directors. The Company is obligated to use its best efforts to cause such designees to become nominated for election by the stockholders as members of the Board of Directors and to vote all shares for which the Company's management or the Board holds proxies, or is otherwise entitled to vote, in favor of the election of such designees. Mr. Tully M. Friedman and Mr. F. Warren Hellman have been nominated by H&F and elected by the stockholders to the Board of Directors.

    Pillsbury Madison & Sutro, of which Ms. Rembe is a partner, provides legal services to the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The compensation of the Company's senior management is determined by the Compensation Committee of the Board of Directors, which is comprised of four non-employee directors. The Committee believes that the Company's executive compensation program should attract and retain highly qualified personnel and provide meaningful incentives for superior performance. The Company seeks to link executives' interests with those of the Company's stockholders by rewarding the achievement of short- and long-term performance goals, as measured by improvements in the Company's earnings and return on equity. The Company intends that certain compensation paid to its senior management in 1995, including stock options, be exempt from the limitations on deductibility under Section 162(m) of the Internal Revenue Code. The Committee has from time to time retained an independent compensation consultant to provide advice with respect to the Company's compensation plans and programs. The consultant provided the Committee with a competitive analysis of the Company's executive compensation program in January 1994.

    The Compensation Committee determined 1994 base salaries on the basis of its review of recommended increases for the senior executives (other than the Chief Executive Officer) developed by the management of the Company on the basis of national salary survey data for comparably sized industrial companies, performance evaluations and expected future contributions of the individual executives. Comparative salary data was derived from annual executive compensation surveys conducted by two consulting firms. Salary survey data utilized by the Company included information on participating S&P Transportation Index companies of comparable size to the Company. Cash compensation (salary plus bonus) is generally targeted at the median of the companies surveyed. The Committee determined the base salary of the Chief Executive Officer based upon similar competitive data, the Committee's assessment of his past performance and its expectations as to his future contributions. With respect to Mr. Lillie's compensation for 1994, based upon the foregoing factors, the Compensation Committee determined that a 4% increase in base salary was appropriate.

    In December 1993, the Compensation Committee approved a bonus program for 1994. Return on equity targets were established based upon anticipated results for 1993 and the outlook for 1994, and bonus pools ranging from 50% to 150% of target bonuses were established to correspond to levels of return on equity. The annual bonus program was recommended by the management of the Company and approved by the Committee. Following the end of the year, the Committee authorized a bonus pool of 102.3% of target bonuses, consistent with the performance target achieved for the year, fixed the bonus of Mr. Lillie at 102.3% of his target bonus, and reviewed and acted upon recommendations of the management of the Company with respect to bonuses for the Company's other senior executives. Individual bonus awards were based upon the individual's annual salary and target bonus and an evaluation of the individual's contribution to the Company's performance.

    In 1993, the Compensation Committee approved a new long-term incentive program, intended to replace annual option grants for five years. Under the program, performance options were granted to each eligible employee in an aggregate amount of approximately five times the employee's 1993 annual grant. In addition, eligibility for grants under the program was extended to employees at lower salary grades, nearly doubling the number of employees receiving options. Utilizing shares already authorized under the Company's 1989 Stock Incentive Plan, the Committee granted each eligible employee options for 60% of the specified shares in July 1993. In April 1994, following stockholder approval of an amendment of the 1989 Stock Incentive Plan increasing the number of shares available under the plan by 2,000,000 shares, the Committee completed implementation of the program by granting options for the remaining 40% of the specified shares. Mr. Lillie was granted options for 44,000 shares at that time. In 1994, the Committee also granted options to certain newly hired or promoted employees. Each of the performance options has a term expiring July 26, 2003 and an exercise price equal to the greater of the fair market value of the Company's Common Stock at the time of the grant or $22.375, which was the stock's fair market value when the initial grant of performance options was made in July 1993. Vesting of the options will occur between July 27, 1995 and July 27, 2002 depending upon the Company's achievement of certain stock price targets. See Long-Term Incentive Program table below.

    The Compensation Committee believes that the long-term incentive program will meet key strategic objectives of linking the interests of employees with the interests of stockholders in stock price appreciation, creating a high level of employee focus and motivation, enhancing employee ownership of the Company's stock and promoting employee retention. The Committee also believes that the grant levels are within reasonable competitive limits and will not result in unacceptable stockholder dilution.

    The Compensation Committee believes that the total compensation provided to the Company's executive officers is competitive with the compensation provided by employers of comparable size and that the annual bonus and stock option programs have successfully focused the Company's senior management on increasing profitability and stockholder value and reducing costs.

                                          F. Warren Hellman, Chairman
                                          John H. Barr
                                          Forrest N. Shumway
                                          G. Craig Sullivan

                          LONG-TERM INCENTIVE PROGRAM

    The performance stock options discussed above will vest based upon the Company's achievement of the stock price targets set forth below.

                                                                                                    VESTED PERCENTAGE
                                                                                                       OF ORIGINAL
TIME PERIOD                                       STOCK PRICE TARGET                                     OPTION
- ------------------  ------------------------------------------------------------------------------  -----------------
July 27, 1993 to                                    not applicable                                           0%
July 26, 1995
July 27, 1995 to                                       $31.325                                          33 1/3%
July 26, 1996                                          $35.800                                          66 2/3%
                                                       $39.156                                             100%
July 27, 1996 to                                       $33.563                                          33 1/3%
July 26, 1997                                          $36.919                                          66 2/3%
                                                       $42.513                                             100%
July 27, 1997 to                                       $35.800                                          33 1/3%
July 26, 1998                                          $38.038                                          66 2/3%
                                                       $42.513                                             100%
July 27, 1998                                            none                                               60%
July 27, 1998 to    Total return on the Company's Common Stock (appreciation plus dividends) since         100%
July 26, 2002       date of grant is at  least 100% of total return  of median company in S&P  500
                    Index for same period.
July 27, 2002                                            none                                              100%

PERFORMANCE GRAPH

    The following graph compares the cumulative total return on the Company's Common Stock with a comparable return on the indicated indices for the last five fiscal years. The total return on the Company's Common Stock is determined based on the change in the price of the Common Stock and assumes reinvestment of all dividends and an original investment of $100. The total returns on the indicated indices also assume reinvestment of dividends and an original investment in each index of $100 on December 29, 1989.

                          TOTAL RETURN TO STOCKHOLDERS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      INDEXED \ CUMULATIVE RETURNS
                                            BASE
                                           PERIOD     RETURN     RETURN     RETURN     RETURN     RETURN
          COMPANY \ INDEX NAME            12/29/89   12/28/90   12/27/91   12/24/92   12/31/93   12/30/94
         ---------------------            --------   --------   --------   --------   --------   --------
AMERICAN PRESIDENT COS LTD                      100      58.72     140.57     146.09     220.54     197.62
S&P 500 INDEX                                   100      96.44     123.05     137.14     149.51     151.48
S&P TRANSPORTATION                              100       86.2     123.58     140.29     166.16     139.31

                   CERTAIN BENEFICIAL OWNERSHIP OF SECURITIES

    Each of the following stockholders has advised the Company under the rules of the Securities and Exchange Commission that it is the beneficial owner of more than 5% of the class of the Company's capital stock indicated below. The following information is furnished as of December 31, 1994 with respect to any person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock or Series C Preferred Stock of the Company. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares shown.

                                      NUMBER OF SHARES
NAME AND ADDRESS                        BENEFICIALLY      CLASS OF    PERCENT OF           PERCENT OF
OF BENEFICIAL OWNER                         OWNED           STOCK      CLASS(1)       VOTING SECURITIES(1)
- ------------------------------------  -----------------  -----------  -----------     ---------------------
Hellman & Friedman                           919,327      Series C         61.3%
Capital Partners(2)                                       Preferred                                   8.0%
                                              61,824       Common          *
Hellman & Friedman                            49,645      Series C          3.3%
Capital Partners                                          Preferred                            *
                                               3,308       Common          *
International (BVI)(2)
APC Partners, L.P.(2)                        500,000      Series C         33.3%                      4.2%
                                                          Preferred
H&F Redwood Partners, L.P.(2)                 31,028      Series C          2.1%               *
                                                          Preferred
                                               2,068       Common          *
FMR Corp.                                  1,945,300       Common           7.1%                      6.2%
82 Devonshire Street
Boston, MA 02109
Franklin Resources, Inc.                   2,190,514       Common           8.0%                      7.0%
777 Mariners Island Blvd.
San Mateo, CA 94404
Heine Securities Corporation               2,376,000       Common           8.7%                      7.6%
51 J.F.K. Parkway
Short Hills, NJ 07078
Trimark Investment                         2,640,000       Common           9.7%                      8.4%
Management Inc.
Scotia Plaza, Suite 5200
40 King Street West
Toronto, Ontario M5H 3Z3

* Less than 1%

                                              (SEE FOOTNOTES ON FOLLOWING PAGE.)

- ------------------------
(1)   Each share of Series C Preferred Stock is entitled to approximately  2.641 votes.  All percentages are given as of March 1, 1995, based on 27,323,728 shares of Common Stock  and 1,500,000 shares of  Series C Preferred  Stock outstanding.

(2)  The  voting and dispositive powers  with respect to the  shares of Series C
     Preferred Stock held by each of the holders of the Series C Preferred Stock
     (the "Series C Investors") are indirectly controlled by Hellman &  Friedman
     Capital  Management, Inc., H&F Capital  Management International, Inc., APC
     Administrators, Inc. and H&F Redwood Investors, Inc., respectively. A trust of which Mr. F. Warren Hellman is a trustee and a beneficiary and a trust of which Mr. Tully M. Friedman is a trustee and a beneficiary each owns 50% of the stock of each such corporation. As a result, Messrs. Hellman and Friedman could be deemed to beneficially own 100% of the 1,500,000 shares of Series C Preferred Stock of the Company issued and outstanding and the aggregate of 67,200 shares of the Common Stock of the Company owned by Hellman & Friedman Capital Partners, Hellman & Friedman Capital Partners
     International (BVI)  and H&F  Redwood Partners,  L.P. Messrs.  Hellman  and
     Friedman disclaim such beneficial ownership. The address of each of the Series C Investors is c/o Hellman & Friedman, One Maritime Plaza, 12th
     Floor, San Francisco, CA 94111.

VOTING OF SHARES BY CERTAIN STOCKHOLDERS

    The Series C Investors have agreed with the Company to vote all voting securities of the Company owned by them in accordance with the recommendation of the Board of Directors when voting together as a single class with the holders of shares of Common Stock. As of March 1, 1995, the Series C Investors were entitled to 4,028,700 votes at the Annual Meeting, which at March 1, 1995 represented approximately 12.9% of the voting power of the Company. The Board of Directors has established a committee of independent directors composed of Messrs. Arledge and Williams to determine the voting of the shares held by the Series C Investors at the 1995 Annual Meeting of Stockholders. The committee has determined that all of such votes will be cast for the election of the three nominees for director listed in this Proxy Statement and for the proposals referred to in items 2, 3 and 4 in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement.

          PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION

GENERAL

    In order to provide the Company with sufficient flexibility to staff its Board of Directors with the appropriate number of persons having the qualifications necessary to effectively manage the Company's affairs, the Board of Directors has unanimously approved the amendment of the Company's Certificate of Incorporation to provide that the number of directors comprising the Company's Board of Directors shall be determined from time to time by the Board of Directors, subject to a minimum of three directors and to any other limitations imposed by the Company's bylaws. The Certificate of Incorporation, as so amended, will continue to provide that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

DESCRIPTION OF AMENDMENT

    Presently, paragraph A of Article Fifth of the Company's Certificate of Incorporation provides that "The authorized number of Directors shall be not less than twelve (12) nor more than fifteen (15) and the Board of Directors of this

Corporation may, within the limits specified by this Article Fifth, increase or decrease the exact number of Directors from time to time by resolution duly adopted by such Board." It is proposed that paragraph A of Article Fifth of the Company's Certificate of Incorporation be amended to read in full as follows:

           "A.  NUMBER OF DIRECTORS.   THE AUTHORIZED NUMBER OF DIRECTORS
       OF THIS  CORPORATION SHALL  BE  DETERMINED FROM  TIME TO  TIME  BY
       RESOLUTION ADOPTED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE ENTIRE BOARD OF DIRECTORS AT ANY REGULAR OR SPECIAL MEETING OF SAID BOARD, WITHIN ANY LIMITS PRESCRIBED IN THE BY-LAWS OF THIS CORPORATION; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL THE NUMBER OF DIRECTORS BE LESS THAN THREE."

    Subject to approval by the stockholders of such amendment to the Company's Certificate of Incorporation, the Company's bylaws will be amended to provide that the Board of Directors, from time to time, shall fix the exact number of directors that shall comprise the Company's Board of Directors, subject to a minimum of three directors. The Board of Directors has voted to fix the authorized number of directors at eleven upon the effectiveness of the proposed amendment to the Certificate of Incorporation.

VOTE REQUIRED

    The affirmative vote of the holders of at least 75% of the aggregate outstanding shares of the Company's Common Stock and Series C Preferred Stock, voting as one class, is required to approve the proposed amendment to the Company's Certificate of Incorporation. If approved by the stockholders, the proposed amendment will become effective upon the filing of a certificate of amendment with the Secretary of State of Delaware amending the Company's
Certificate of Incorporation, which is expected to be accomplished on May 2, 1995, or as soon thereafter as practicable.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
               THE PROPOSAL TO AMEND PARAGRAPH A OF ARTICLE FIFTH
                 OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

                 PROPOSAL TO APPROVE THE 1995 STOCK BONUS PLAN

GENERAL

    On January 31, 1995, the Board of Directors adopted the Company's 1995 Stock Bonus Plan (the "Plan"), subject to the approval of the Company's stockholders at the 1995 Annual Meeting. The following summary of the principal features of the Plan is qualified by reference to the terms of the Plan, a copy of which is available without charge from Maryellen B. Cattani, Executive Vice President, General Counsel and Secretary, American President Companies, Ltd., 1111 Broadway, Oakland, CA 94607.

PURPOSE OF THE PLAN

    The Plan is intended to encourage the Company's directors and management to increase their ownership of Common Stock. It permits non-employee directors to receive all or part of their annual retainers or meeting fees, or both, in the form of shares of the Company's Common Stock or in the form of phantom shares of Common Stock. The Plan also permits executives and key employees who have been selected by the Compensation Committee to receive all or part of their bonuses in the form of shares of Common Stock or phantom shares. ("Phantom shares" are unfunded contractual rights entitling the holder to receive an equal number of shares of Common Stock at a later date.) Participants who elect to receive directors' fees or bonuses in the form of Common Stock or phantom shares will receive a premium in the form of additional shares equal to 17.6% of the shares representing their fees or bonuses. (In other words, the fees or bonuses may be used to acquire Common Stock or phantom shares at a 15% discount.)

EFFECTIVE DATE AND DURATION

    The Plan will first apply to amounts payable in 1996. It is subject to amendment by the Board of Directors at any time, subject to stockholder approval to the extent required by applicable laws or regulations. The Plan will remain in effect until it is terminated by the Board of Directors.

NUMBER OF RESERVED SHARES

    Four hundred thousand (400,000) shares of Common Stock will be available for issuance under the Plan. This number is subject to adjustment to reflect changes in capitalization, including stock dividends, stock splits and similar changes. In the event that any shares issued under the Plan are forfeited, such shares will again become available for issuance under the Plan.

CONVERSION OF FEES OR BONUSES INTO SHARES

    Directors' fees and bonuses are converted into shares of Common Stock or phantom shares based on the Common Stock's closing price on the trading day immediately preceding the day these amounts become payable.

    In the case of participants who elect to have their directors' fees or bonuses converted into shares of Common Stock, the shares will be issued as soon as practicable after such fees or bonuses become payable. In the case of participants who elect to have their directors' fees or bonuses converted into phantom shares, the phantom shares will be settled at the time elected by the participants, with three exceptions. First, if a participant's service has terminated for any reason other than death or retirement, then settlement occurs no later than the beginning of the quarter after the date of termination. Second, if a participant's service has not yet terminated, then settlement cannot occur less than two years after the fees or bonuses became payable. Third, somewhat different rules apply in the event of a participant's death. Phantom shares are settled by issuing an equal number of shares of Common Stock.

    Participants may elect, subject to applicable regulations, to pay any income or withholding taxes related to distributions under the Plan by causing the Company to reduce the number of shares of Common Stock that otherwise would be issued.

PREMIUM SHARES

    Participants who elect to receive all or part of their directors' fees or bonuses in the form of Common Stock or phantom shares will receive a premium. The premium is equal to 17.6% of the shares representing their fees or bonuses. (In other words, the fees or bonuses may be used to acquire Common Stock or phantom shares at a 15% discount.) If the fees or bonuses are immediately converted into shares of Common Stock, then the premium shares also take the form of shares of Common Stock. If the fees or bonuses are initially converted into phantom shares, then the premium shares take the form of phantom shares as well.

    If the premium takes the form of Common Stock, the premium shares are forfeited if, within two years, the participant's service terminates or the participant transfers the Common Stock received in lieu of director's fees or a bonus (except to a trust with the prior approval of the committee of disinterested directors which administers the Plan). The premium shares, however, vest immediately in the event that the Company is subject to a change in control or in the event of the participant's death or total and permanent disability.

    If the premium takes the form of phantom shares, they are forfeited if, within two years, the participant's service terminates. The premium phantom shares, however, vest immediately in the event that the Company is subject to a change in control or in the event of the participant's death or total and permanent disability. The phantom shares received as a premium will be settled at the time elected by the participant for his or her other phantom shares (i.e., not less than two years after the fees or the bonus became payable). The premium phantom shares are settled by issuing an equal number of shares of Common Stock.

    For purposes of the Plan, the term "change in control" means that (a) any change in control occurs which would have to be disclosed in the Company's proxy statement under the rules of the Securities and Exchange Commission, (b) any person is or becomes the beneficial owner, directly or indirectly, of at least 20% of the combined voting power of the Company's outstanding securities, except by reason of a repurchase by the Company of its own securities, or (c) a change in the composition of the Board of Directors occurs as a result of which fewer than two-thirds of the incumbent directors are directors who either had been directors of the Company 24 months prior to such change or were elected or nominated for election to the Board with the approval of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination.

DIVIDENDS AND DIVIDEND EQUIVALENTS

    Shares of Common Stock issued under the Plan, including premium shares that remain subject to forfeiture, carry full voting and dividend rights. All holders of phantom shares, including phantom shares that remain subject to forfeiture, receive amounts equal to the dividends received by the holders of an equal number of shares of Common Stock. These amounts are converted into additional phantom shares which vest immediately and are settled in the same manner as the other phantom shares. Phantom shares have no voting rights.

SHARES ISSUED TO INDIVIDUAL PARTICIPANTS

    To date, no shares of Common Stock or phantom shares have been issued under the Plan. The number of shares to be issued to individual participants in the future cannot be determined, since such number depends on the elections to be made by the participants.

VOTE REQUIRED

    Approval of the Plan requires the affirmative vote of the holders of a majority of the voting power represented by the shares of stock of the Company entitled to vote thereon and represented at the meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
                APPROVAL OF THE COMPANY'S 1995 STOCK BONUS PLAN.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Arthur Andersen LLP to serve as the Company's independent auditors for fiscal year 1995. Arthur Andersen LLP have served as the Company's independent auditors since 1983. While it is not required to do so, the Board of Directors is submitting the selection of that firm to the stockholders for ratification in order to ascertain the stockholders' views. If ratification is not provided, the Board of Directors will reconsider its selection.

    Representatives of Arthur Andersen LLP are expected to be present at the meeting and available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
             RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP.

                             STOCKHOLDER PROPOSALS

    To   be  considered  for   presentation  at  the   1996  Annual  Meeting  of
Stockholders, a stockholder proposal must be received at the offices of the Company not later than December 2, 1995.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented to the meeting. If any other business is properly brought before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

    Whether you intend to be present at this meeting or not, you are urged to return your proxy promptly.

                                          By order of the Board of Directors,

                                          Maryellen B. Cattani
                                          EXECUTIVE VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

                                     NOTES

                                             PRELIMINARY COPY

    PLEASE MARK
/X/ VOTES AS IN
    THIS EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT
OTHERWISE DIRECTED, FOR THE ELECTION OF DIRECTORS
AND FOR PROPOSALS 2, 3 AND 4.

1. TO ELECT DIRECTORS.

   CLASS III NOMINEES: JOHN H. BARR
                       JOHN M. LILLIE
                       TONI REMBE

   / / FOR ALL NOMINEES       / / WITHHELD FROM ALL NOMINEES

  / /  __________________________________________________________
       FOR ALL NOMINEES EXCEPT AS NOTED ABOVE.

2. TO APPROVE THE AMENDMENT OF THE COMPANY'S CERTIFICATE
   OF INCORPORATION.

            / / FOR    / / AGAINST    / / ABSTAIN

3. TO APPROVE THE ADOPTION OF THE COMPANY'S 1995 STOCK BONUS PLAN.

            / / FOR    / / AGAINST    / / ABSTAIN

4. TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS
   INDEPENDENT AUDITORS.

            / / FOR    / / AGAINST    / / ABSTAIN

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON
   SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING.

            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

                       PLEASE MARK, SIGN, DATE AND RETURN

(SIGN NAME EXACTLY AS IMPRINTED HEREON. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN GIVE FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, GIVE FULL CORPORATE NAME AND HAVE SIGNED BY DULY AUTHORIZED OFFICER SHOWING THE OFFICER'S TITLE.)

SIGNATURE: ____________________________ DATE _____________

SIGNATURE: ____________________________ DATE _____________

                             APPENDIX
                    (description of photographs)



   Headshot of John H. Barr, a Class III nominee for director of the Company. (Page 2)

   Headshot of John M. Lillie, a Class III nominee for director of the Company. (Page 2)

   Headshot of Toni Rembe, a Class III nominee for director of the Company. (Page 3)

   Headshot of Tully M. Friedman, current director of the Company.
(Page 3)

   Headshot of Joji Hayashi, current director of the Company.
(Page 3)

   Headshot of G. Craig Sullivan, current director of the Company.
(Page 3)

   Headshot of Charles S. Arledge, current director of the Company.
(Page 4)

   Headshot of F. Warren Hellman, current director of the Company.
(Page 4)

   Headshot of Timothy J. Rhein, current director of the Company.
(Page 4)

   Headshot of Forrest N. Shumway, current director of the Company.
(Page 4)

   Headshot of Barry L. Williams, current director of the Company.
(Page 5)

        AMERICAN PRESIDENT COMPANIES, LTD. 1995 STOCK BONUS PLAN

                  (as adopted effective January 1, 1996)

                           TABLE OF CONTENTS
                           -----------------


                                                            Page


ARTICLE 1.  HISTORY AND PURPOSE OF THE PLAN. . . . . . . . .   1

ARTICLE 2.  ADMINISTRATION OF THE PLAN . . . . . . . . . . .   1

    2.1  The Committee . . . . . . . . . . . . . . . . . . .   1

    2.2  Disinterested Directors . . . . . . . . . . . . . .   1

    2.3  Committee Responsibilities  . . . . . . . . . . . .   1

ARTICLE 3.  LIMITATION ON AWARDS . . . . . . . . . . . . . .   1

ARTICLE 4.  ELIGIBILITY  . . . . . . . . . . . . . . . . . .   2

ARTICLE 5.  FORMS OF DISTRIBUTION  . . . . . . . . . . . . .   2

    5.1  Available Forms . . . . . . . . . . . . . . . . . .   2

    5.2  Shares of Stock . . . . . . . . . . . . . . . . . .   2

    5.3  Phantom Shares  . . . . . . . . . . . . . . . . . .   2

    5.4  Conversion  . . . . . . . . . . . . . . . . . . . .   2

    5.5  Elections Under Old Rule 16b-3  . . . . . . . . . .   3

    5.6  Elections Under New Rule 16b-3  . . . . . . . . . .   3

ARTICLE 6.  PREMIUM SHARES . . . . . . . . . . . . . . . . .   3

    6.1  Amount of Premium . . . . . . . . . . . . . . . . .   3

    6.2  Shares of Stock . . . . . . . . . . . . . . . . . .   3

    6.3  Exempt Dispositions . . . . . . . . . . . . . . . .   4

    6.4  Phantom Shares  . . . . . . . . . . . . . . . . . .   4

ARTICLE 7.  DEATH OF PARTICIPANT . . . . . . . . . . . . . .   5

    7.1  Beneficiary Designation . . . . . . . . . . . . . .   5

    7.2  Restricted Stock  . . . . . . . . . . . . . . . . .   5

    7.3  Phantom Shares  . . . . . . . . . . . . . . . . . .   5

ARTICLE 8.  WITHHOLDING TAXES  . . . . . . . . . . . . . . .   5

    8.1  General . . . . . . . . . . . . . . . . . . . . . .   5

    8.2  Share Withholding . . . . . . . . . . . . . . . . .   6

ARTICLE 9.  VOTING RIGHTS AND DIVIDENDS  . . . . . . . . . .   6

    9.1  Restricted Stock  . . . . . . . . . . . . . . . . .   6

    9.2  Phantom Shares  . . . . . . . . . . . . . . . . . .   6

ARTICLE 10.  ASSIGNMENT OR TRANSFER OF SHARES  . . . . . . .   6

ARTICLE 11.  PROTECTION AGAINST DILUTION . . . . . . . . . .   7

    11.1  General  . . . . . . . . . . . . . . . . . . . . .   7

    11.2  Reorganizations  . . . . . . . . . . . . . . . . .   7

    11.3  Reservation of Rights  . . . . . . . . . . . . . .   7

ARTICLE 12.  GENERAL PROVISIONS  . . . . . . . . . . . . . .   7

    12.1  Employment Rights  . . . . . . . . . . . . . . . .   7

    12.2  Creditors' Rights  . . . . . . . . . . . . . . . .   7

    12.3  Government Regulations . . . . . . . . . . . . . .   8

    12.4  Choice of Law  . . . . . . . . . . . . . . . . . .   8

ARTICLE 13.  FUTURE OF THE PLAN  . . . . . . . . . . . . . .   8

    13.1  Term of the Plan   . . . . . . . . . . . . . . . .   8

    13.2  Amendment or Termination   . . . . . . . . . . . .   8

ARTICLE 14.  DEFINITIONS . . . . . . . . . . . . . . . . . .   8

ARTICLE 15.  EXECUTION . . . . . . . . . . . . . . . . . . .  11

     AMERICAN PRESIDENT COMPANIES, LTD. 1995 STOCK BONUS PLAN


    ARTICLE 1.  HISTORY AND PURPOSE OF THE PLAN.
    ---------   -------------------------------
    The Plan was adopted by the Company's Board of Directors on January 31, 1995, subject to approval by the Company's stock-holders at the annual meeting held on May 2, 1995. The Plan shall be effective on January 1, 1996.

    The purpose of the Plan is to encourage Non-Employee Direc-tors and Executives of the Company to increase their ownership of the Company's Stock. The Plan permits Non-Employee Directors and Executives to receive Fees and Bonuses, respectively, in the form of Stock. The Plan also provides that Participants will receive additional shares of Stock as Premiums.

    ARTICLE 2.  ADMINISTRATION OF THE PLAN.
    ---------   ---------------------------

    2.1 THE COMMITTEE. The Plan shall be administered by a committee consisting of two or more disinterested members of the Board of Directors. The members of the Committee shall be appointed by the Board of Directors.

    2.2 DISINTERESTED DIRECTORS. A member of the Board of Directors shall be deemed to be "disinterested" only if he or she satisfies such requirements as the Securities and Exchange Commission may establish for disinterested administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

    2.3 COMMITTEE RESPONSIBILITIES. The Committee shall select the common-law employees of the Company and its Subsidiaries who may participate in the Plan as Executives, shall interpret the Plan and shall make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

    ARTICLE 3.  LIMITATION ON AWARDS.
    ---------   ---------------------

    The aggregate number of shares of Stock issued under the Plan shall not exceed 400,000. If any shares of Stock issued under the Plan as Premiums are forfeited, then such shares shall again become available for issuance under the Plan. Phantom Shares credited under the Plan shall not be subtracted from the number of shares of Stock available for issuance until such Phantom Shares are converted into shares of Stock and issued to Participants or beneficiaries. The limitation of this Article 3 shall be subject to adjustment pursuant to Article 11. Any shares of Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares.

    ARTICLE 4.  ELIGIBILITY.
    ----------  ------------

    All Non-Employee Directors may participate in the Plan. Common-law employees of the Company or a Subsidiary may participate in the Plan only if they have been designated as Executives by the Committee and only during periods in which such a designation is in effect.

    ARTICLE 5.  FORMS OF DISTRIBUTION.
    ----------  ----------------------

    5.1 AVAILABLE FORMS. A Participant may elect to have all or part of a Fee or Bonus distributed in the form of shares of Stock under Section 5.2 or in the form of Phantom Shares under
Section 5.3. The election shall be made pursuant to Section 5.5 or 5.6.

    5.2 SHARES OF STOCK. If a Participant elects to have all or part of a Fee or Bonus distributed in the form of shares of Stock, such shares shall be issued to the Participant as soon as reasonably practicable after such Fee or Bonus would have been payable in cash absent such an election.

    5.3 PHANTOM SHARES. If a Participant elects to have all or part of a Fee or Bonus distributed in the form of Phantom Shares, such Phantom Shares shall be credited to the Participant as of the date when such Fee or Bonus would have been payable in cash absent such an election. The Phantom Shares shall be settled at the time designated by the Participant in his or her initial election, subject to the following conditions:

         (a) If a Participant has separated from Service for reasons other than death or Retirement, then his or her Phantom Shares shall in no event be settled later than the first day of the calendar quarter next following the date of separation; and

         (b) If a Participant has remained in Service, then his or her Phantom Shares shall in no event be settled earlier than two years after the date when the Fee or Bonus would have been payable in cash absent the election.

A Participant's designation of the time of settlement shall not be revocable by such Participant. At the time of settlement, a number of shares of Stock equal to the number of Phantom Shares shall be issued to the Participant and the Phantom Shares shall be cancelled.

    5.4 CONVERSION. The number of shares of Stock to be issued under Section 5.2 or the number of Phantom Shares to be credited under Section 5.3 shall be determined by dividing the amount of the Fee or Bonus by the closing price of a share of Stock on the trading day immediately preceding the date when such Fee or Bonus would have been payable in cash, as stated in the New York Stock Exchange composite transactions report.

    5.5 ELECTIONS UNDER OLD RULE 16b-3. This Section 5.5 shall apply as long as the Company elects to comply with Rule 16b-3 under the Exchange Act as such Rule was in effect prior to May 1, 1991. A Non-Employee Director or Executive who wishes to participate in the Plan shall file an election with the Company on the prescribed form. Such election shall apply only to Fees or Bonuses payable after the close of the calendar year in which it has been filed. Once filed, an election shall be irrevocable with respect to Fees or Bonuses payable in all calendar years to which it applies. An election shall remain in effect for future years until it is revoked or modified by the Participant. Any revocation or modification of an election shall be filed with the Company on the prescribed form and shall apply to all Fees or Bonuses payable in calendar years commencing after it has been filed.

    5.6 ELECTIONS UNDER NEW RULE 16b-3. This Section 5.6 shall become applicable when the Company elects or is required to comply with Rule 16b-3 under the Exchange Act as such Rule is in effect from time to time after April 30, 1991. A Non-Employee Director or Executive who wishes to participate in the Plan shall file an election with the Company on the prescribed form. Such election shall apply only to Fees or Bonuses payable
(a) after the close of the calendar year in which it has been filed and (b) not less than six months after it has been filed. Once filed, an election shall be irrevocable with respect to Fees or Bonuses payable in all periods to which it applies. An election shall remain in effect for future periods until it is revoked or modified by the Participant. Any revocation or modification of an election shall be filed with the Company on the prescribed form and shall apply to all Fees or Bonuses payable (a) after the close of the calendar year in which it has been filed and (b) at least six months after it has been filed.

    ARTICLE 6.  PREMIUM SHARES.
    ----------  ---------------

    6.1 AMOUNT OF PREMIUM. Each Participant shall receive a Premium equal to 17.6% of the shares of Stock or Phantom Shares issued or credited to the Participant under Article 5. A Premium awarded with respect to shares of Stock shall be in the form of shares of Stock, as described in Section 6.2. A Premium awarded with respect to Phantom Shares shall be in the form of Phantom Shares, as described in Section 6.4.

    6.2 SHARES OF STOCK. Shares of Stock issued as a Premium shall vest on the earliest of the following dates:

         (a) The date two years after the date when the Fee or Bonus would have been payable in cash absent the election to receive shares of Stock;

         (b)  The date when the Participant's Service
     terminates because of his or her Total and Permanent
     Disability;


         (c)  The date of the Participant's Death; or

         (d) The date when the Company is subject to a Change in Control.

Nonvested shares of Stock issued as a Premium shall be forfeited in the event that the Participant's Service terminates for any reason not described in Subsection (b) or (c) above or in the event that the Participant disposes of the shares of Stock issued under Article 5 with respect to which the Premium was awarded. Forfeited shares of Stock shall revert to the Company without the payment of any consideration.

    6.3 EXEMPT DISPOSITIONS. For purposes of Section 6.2, a Participant shall not be deemed to dispose of the shares of Stock issued under Article 5 with respect to which the Premium was awarded solely because he or she transfers or assigns such shares to:

         (a) The trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death; or

         (b) The trustee of any other trust to the extent approved in advance by the Committee in writing.

A transfer or assignment of shares of Stock from such trustee to any person other than such Participant shall be disregarded only to the extent approved in advance by the Committee in writing.

    6.4 PHANTOM SHARES. Phantom Shares credited as a Premium shall vest on the earliest of the following dates:

         (a) The date two years after the date when the Fee or Bonus would have been payable in cash absent the election to receive Phantom Shares;

         (b)  The date when the Participant's Service
     terminates because of his or her Total and Permanent
     Disability;

         (c)  The date of the Participant's Death; or

         (d) The date when the Company is subject to a Change in Control.

Nonvested Phantom Shares credited as a Premium shall be for-feited in the event that the Participant's Service terminates for any reason not described in Subsection (b) or (c) above. Forfeited Phantom Shares shall be cancelled without the payment of any consideration. Phantom Shares credited as a Premium shall be settled at the same time as the Phantom Shares with respect to which such Premium was awarded. At the time of settlement, a number of shares of Stock equal to the number of Phantom Shares shall be issued to the Participant and the Phantom Shares shall be cancelled.

    ARTICLE 7.  DEATH OF PARTICIPANT.
    ----------  --------------------

    7.1 BENEFICIARY DESIGNATION. Each Participant shall des-ignate one or more beneficiaries under the Plan by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant's death. If no beneficiary was des-ignated or if no designated beneficiary survives the Partici-pant, then the Participant's estate shall be the beneficiary.

    7.2 RESTRICTED STOCK. Any shares of Stock which were awarded as a Premium and which vest as the result of a Partici-pant's death shall be issued to such Participant's beneficiary or beneficiaries.

    7.3 PHANTOM SHARES. If a Participant dies before becoming eligible for Retirement, then any Phantom Shares credited to him or her shall be settled on the first day of the calendar quarter next following the date of death. If a Participant dies after becoming eligible for Retirement, then any Phantom Shares credited to him or her shall be settled at the time designated by the Participant in his or her initial election. The Commit-tee, however, may determine in its sole discretion that settle-ment shall be made at an earlier date than the time designated by the Participant. At the time of settlement, a number of shares of Stock equal to the number of Phantom Shares shall be issued to the Participant's beneficiary or beneficiaries and the Phantom Shares shall be cancelled.

    ARTICLE 8.  WITHHOLDING TAXES.
    ---------   -----------------

    8.1 GENERAL. If withholding tax obligations arise under federal, state, local or foreign law in connection with any transaction under the Plan, then the Participant, beneficiary or other person who is subject to such obligations shall make arrangements satisfactory to the Company to meet such obliga-tions. The Company shall not be required to issue any Stock under the Plan until such obligations are satisfied.

    8.2 SHARE WITHHOLDING. The Committee may permit a Parti-cipant, beneficiary or other person who is subject to withhold-ing or income tax obligations in connection with any transaction under the Plan to satisfy all or part of such obligations by having the Company withhold a portion of any Stock that other-wise would be issued to him or her or by surrendering a portion of any Stock that previously was issued to him or her. Such Stock shall be valued at its fair market value on the date when taxes otherwise would have been withheld in cash. Any payment of taxes by assigning Stock to the Company may be subject to re-strictions, including any restrictions required by rules of the Securities and Exchange Commission.

    ARTICLE 9.  VOTING RIGHTS AND DIVIDENDS.
    ---------   ----------------------------

    9.1 RESTRICTED STOCK. Participants who hold nonvested shares of Stock awarded as a Premium shall have the same voting, dividend and other rights as the other holders of Stock.

    9.2 PHANTOM SHARES. Participants who hold Phantom Shares shall have no voting rights. Prior to settlement or forfeiture, any Phantom Share awarded under the Plan shall carry with it a right to dividend equivalents. Such right entitles the Partici-pant to be credited with an amount equal to all cash dividends paid on one share of Stock while the Phantom Share is outstand-ing. Dividend equivalents shall immediately be converted into additional Phantom Shares and shall be settled at the same time as the Phantom Shares with respect to which they were credited. Dividend equivalents, including dividend equivalents credited with respect to Premiums, shall not be subject to forfeiture.

    ARTICLE 10.  ASSIGNMENT OR TRANSFER OF SHARES.
    ----------   ---------------------------------

    Phantom Shares and nonvested shares of Stock issued under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Article 10 shall be void. However, this Article 10 shall not preclude a Participant from designating a beneficiary under Section 7.1, nor shall it preclude a transfer by will or by the laws of descent and distribution. In addition, neither this Article 10 nor any other provision of the Plan shall preclude a Participant from transferring or assigning nonvested shares of Stock to:

         (a) The trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death; or

         (b) The trustee of any other trust to the extent approved in advance by the Committee in writing.

A transfer or assignment of nonvested shares of Stock from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Commit-tee in writing, and nonvested shares of Stock held by such trustee shall be subject to all of the conditions and restric-tions set forth in the Plan.

    ARTICLE 11.  PROTECTION AGAINST DILUTION.
    ----------   ----------------------------

    11.1 GENERAL. In the event of a subdivision of the out-standing Stock, a declaration of a dividend payable in Stock, a declaration of a dividend payable in a form other than Stock in an amount that has a material effect on the price of Stock, a spinoff, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of shares, a recapitalization or a similar occurrence, the Commit-tee shall make appropriate adjustments in one or both of (a) the number of shares of Stock available for issuance under Article 3 or (b) the number of Phantom Shares then credited to any Participant under the Plan.

    11.2 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Phantom Shares shall be subject to the agreement of merger or reorgani-zation. Such agreement may provide, without limitation, for the assumption of outstanding Phantom Shares by the surviving corpo-ration or its parent, for their continuation by the Company (if the Company is a surviving corporation) or for immediate settlement in Stock or cash.

    11.3  RESERVATION OF RIGHTS.  Except as provided in this
Article 11, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. The Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

    ARTICLE 12.  GENERAL PROVISIONS.
    ----------   -------------------

    12.1 EMPLOYMENT RIGHTS. The Plan shall not be deemed to give any individual a right to remain employed by the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the employment of any employee at any time, with or without cause, subject only to a written employment agreement (if any).

    12.2 CREDITORS' RIGHTS. A holder of Phantom Shares shall have no rights other than those of a general creditor of the

Company. Phantom Shares represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the Plan and the applicable election.

    12.3 GOVERNMENT REGULATIONS. Any other provision of the Plan notwithstanding, the obligations of the Company with respect to Stock to be issued pursuant to the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required. The Company reserves the right to restrict, in whole or in part, the issuance of Stock pursuant to the Plan until such time as:

         (a) Any legal requirements or regulations have been met relating to the issuance of such Stock or to its registration, qualification or exemption from registration or qualification under the Securities Act of 1933, as amended, or any applicable state securities laws; and

         (b) Satisfactory assurances have been received that such Stock, when issued, will be duly listed on the New York Stock Exchange, Inc. or any other securities exchange on which Stock is then listed.

    12.4 CHOICE OF LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

    ARTICLE 13.  FUTURE OF THE PLAN.
    ----------   -------------------

    13.1 TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on January 1, 1996, subject to the approval of the Company's stockholders. The Plan shall remain in effect until it is terminated under Section 13.2.

    13.2 AMENDMENT OR TERMINATION. The Board of Directors may, at any time and for any reason, amend or terminate the Plan. However, any amendment of the Plan shall be subject to the approval of the Company's stockholders to the extent required by applicable laws, regulations or rules.

    ARTICLE 14.  DEFINITIONS.
    ----------   -----------

    14.1  "BOARD OF DIRECTORS" means the Company's Board of
Directors, as constituted from time to time.

    14.2 "BONUS" means a bonus payment under the Company's year-end bonus plan for executives and key employees.

    14.3 "CHANGE IN CONTROL" means the occurrence of any of the following events:

         (a) A change in control required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation
     14A under the Exchange Act;

         (b) A change in the composition of the Board of Directors, as a result of which fewer than two-thirds of the incumbent directors are directors who either
     (i) had been directors of the Company 24 months prior to such change or (ii) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

         (c)  Any "person" (as such term is used in
     sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base
     Capital Stock"); provided, however, that any change in the relative beneficial ownership of securities of any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital
     Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

    14.4 "COMMITTEE" means the Compensation Committee of the Board of Directors, as constituted from time to time in accordance with Article 2.

    14.5  "COMPANY" means American President Companies, Ltd., a
Delaware corporation.

    14.6  "EXCHANGE ACT" means the Securities Exchange Act of
1934, as amended.

    14.7 "EXECUTIVE" means a common-law employee of the Company or a Subsidiary whom the Committee has designated as an Executive for purposes of the Plan.

    14.8 "FEE" means a retainer payment or a fee for attending a meeting.

    14.9  "PLAN" means this American President Companies, Ltd.
1995 Stock Bonus Plan, as it may be amended from time to time.

    14.10 "NON-EMPLOYEE DIRECTOR" means a member of the Board of Directors who is not a common-law employee of the Company or a Subsidiary.

    14.11  "PARTICIPANT" means a Non-Employee Director or
Executive who has elected to participate in the Plan.

    14.12 "PHANTOM SHARE" means a bookkeeping entry repre-senting the dollar value of one share of Stock, as adjusted from time to time.

    14.13 "PREMIUM" means a share of Stock or Phantom Share issued or credited under the Plan to a Participant in addition to the shares of Stock or Phantom Shares into which the Participant's Fee or Bonus was converted.

    14.14 "RETIREMENT" means a termination of Service on or after the earlier of:

         (a)  The date when the Participant attains age 65; or

         (b)  The earliest date when the Participant has both
     (i) attained age 55 and (ii) completed five years of Service, as determined by the Committee.


    14.15 "SERVICE" means service as a member of the Board of Directors or employment as a common-law employee of the Company or a Subsidiary.

    14.16  "STOCK" means the common stock of the Company.

    14.17 "SUBSIDIARY" means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

    14.18 "TOTAL AND PERMANENT DISABILITY" means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than 12 months.

    ARTICLE 15.  EXECUTION.
    ----------   ---------

    To record the adoption of the Plan by the Board of Directors, the Company has caused its duly authorized officer to affix the corporate name hereto.


                        AMERICAN PRESIDENT COMPANIES, LTD.




                        By
                           -------------------------------